CONSENT OF INDEPENDENT AUDITORS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 of Lawrence Financial Holdings, Inc., filed with the Securities and Exchange Commission (SEC No. 333-57540), of our report dated February 23, 2001 on the consolidated balance sheets of Lawrence Financial Holdings, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years then; which report is included in this Annual Report on Form 10-KSB.



                                        /s/ Crowe, Chizek and Company LLP

                                            Crowe, Chizek and Company LLP

Columbus, Ohio
March 28, 2001